                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                        UNR INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
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        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]

UNR INDUSTRIES, INC.
332 South Michigan Avenue
Chicago, Illinois 60604
------------------------------------------

NOTICE OF ANNUAL MEETING
OF SECURITYHOLDERS OF
UNR INDUSTRIES, INC.
---------------------------------

To the Stockholders and Warrantholders of UNR Industries, Inc.:

Notice is hereby given that the 1995 Annual Meeting of Securityholders ("Annual Meeting") of UNR Industries, Inc., a Delaware corporation ("UNR" or "Company"), will be held at the Bank of America Illinois, 231 South LaSalle Street, 21st Floor, Chicago, Illinois, on May 4, 1995, at 10:00 a.m., local time, for the purpose of considering and voting upon:

(1) Election of eight directors to serve until the 1996 Annual Meeting of Stockholders or until their successors are elected and qualify;

(2) Approval of the 1994 Nonemployee Director Stock Ownership Plan;

(3) Ratification of the appointment of the firm of Arthur Andersen LLP as UNR's independent public accountants for 1995; and

(4) Such other business as may properly come before the Annual Meeting.

The Board of Directors has determined that only UNR Stockholders and Warrantholders of record at the close of business on March 23, 1995 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such Stockholders and Warrantholders will be available for examination by any such Stockholder or Warrantholder for any purpose germane to the Annual Meeting for a period beginning ten days prior to the Annual Meeting at The First National Bank of Chicago, One North State Street, 11th floor, Chicago, Illinois 60602. ALL STOCKHOLDERS AND WARRANTHOLDERS, WHETHER OR NOT THEY NOW EXPECT TO BE PRESENT AT THE ANNUAL MEETING, ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES USING THE ENVELOPE PROVIDED. Any Stockholder or Warrantholder present at the meeting may vote personally on all matters before the meeting, and in that event his or her proxy will become void.

Your attention is directed to the following pages for further information relating to the Annual Meeting.

                                          By Order of the Board of Directors

                                          Victor E. Grimm
                                          SECRETARY
Chicago, Illinois
April 5, 1995

UNR INDUSTRIES, INC.
332 South Michigan Avenue
Chicago, Illinois 60604
                                                                   April 5, 1995

---------------------------------

PROXY STATEMENT
---------------------------------

GENERAL

The enclosed proxy is being solicited on behalf of the Board of Directors (sometimes referred to as the "Board") of UNR Industries, Inc. ("UNR" or "Company") for use at UNR's Annual Meeting of Securityholders ("Annual Meeting"), notice of which accompanies this Proxy Statement, and at all adjournments and postponements thereof. The Annual Meeting will be held at the Bank of America Illinois, 231 South LaSalle Street, 21st floor, Chicago, Illinois, on May 4, 1995 at 10:00 a.m., local time.

Any holder of Common Stock ("Stockholder") or any holder of a warrant ("Warrant") to purchase Common Stock ("Warrantholder") (Stockholders and Warrantholders are referred to herein collectively as "Securityholders") giving a proxy has the power to revoke it at any time prior to exercise thereof by executing a subsequent proxy, by notifying UNR's Secretary of such revocation in a written notice received by him at the above address prior to the Annual Meeting, or by attending the Annual Meeting and voting in person.

Only Securityholders of record at the close of business on March 23, 1995 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, 51,671,872 shares of Common Stock and 594,380 Warrants were outstanding, constituting the only outstanding voting securities. At the Annual Meeting, Securityholders will be entitled to one vote for each share of Common Stock and one vote for each Warrant held (shares of Common Stock and Warrants are collectively referred to herein as "Securities").

A Securityholder may, with respect to the election of directors, (i) vote for the election of all eight nominees named herein, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee or nominees with respect to whom the Securityholder withholds authority to vote by so indicating in the appropriate space on the proxy. A Securityholder may, with respect to each other matter specified in the notice of the meeting, (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter or (iii) "ABSTAIN" from voting on the matter. Securities will be voted as instructed in the accompanying proxy on each matter submitted to Securityholders.

If no contrary instructions are indicated in the proxy, each proxy will be voted FOR the election of the eight nominees to the Board of Directors named below or for a substitute nominee if any of the nominees listed below become unable or unwilling to serve, FOR approval of the 1994 Nonemployee Director Stock Ownership Plan, and FOR ratification of the appointment of the firm of Arthur Andersen LLP as UNR's independent public accountants for 1995, and, in the best judgment of the persons named in the proxy as representatives, upon any other matters which may properly come before the Annual Meeting.

A proxy submitted by a Securityholder may indicate that all or a portion of the Securities represented by such proxy are not being voted by such Securityholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote Securities held in street name on certain matters in the absence of instructions from the beneficial owner of the Securities. The Securities subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted Securities") will be considered Securities not present and not entitled to vote on such matter, although such Securities may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Approval of each matter specified in the notice of the meeting requires the affirmative vote of a majority, or in the case of the election of directors, a plurality, of the Securities present in person or by proxy at the meeting and entitled to vote on such matter. Accordingly, non-voted Securities with respect to such matters will not affect the determination of whether such matters are approved or the outcome of the election of directors. Directions to withhold authority will not affect the outcome of the vote for directors. The Company's By-Laws provide that Securities voted to abstain will be counted as present for purposes of determining a quorum but will not be included in calculating the vote on any matter.

The cost of the solicitation of proxies will be borne by UNR. UNR does not expect to pay any compensation for the solicitation of proxies but will reimburse brokers and other persons holding Securities in their names, or in the names of nominees, for their reasonable out-of-pocket expenses incurred in forwarding proxy materials to principals and obtaining their proxies.

SECURITIES OWNERSHIP

The following table sets forth information as of March 15, 1995 regarding beneficial ownership of Securities by: (i) each person or group that has reported beneficial ownership of more than five percent of the Common Stock or Warrants outstanding, (ii) UNR executive officers and directors.

                                                                            COMMON STOCK (1)
                                                                        ------------------------
                                                                         Number of
                                                                          Shares
                                                                        Beneficially   Percent
                                                                         Owned (2)    of Class
                                                                        -----------  -----------
Principal Securityholder
UNR Asbestos-Disease Claims Trust (3) ................................   29,437,004        56.2%
  100 North Lincolnway
  North Aurora, IL 60542

                                                                            COMMON STOCK (1)
                                                                        ------------------------
                                                                         Number of
                                                                          Shares
                                                                        Beneficially   Percent
                                                                         Owned (2)    of Class
                                                                        -----------  -----------
Directors and Executive Officers
Charles M. Brennan, III...............................................        4,000      --
Darius W. Gaskins, Jr.................................................       41,000      --
Thomas A. Gildehaus...................................................    1,030,000         2.0%
Henry Grey............................................................      555,824         1.1%
Victor E. Grimm.......................................................      273,738      --
Gene Locks............................................................        5,000      --
Ruth R. McMullin......................................................       20,075      --
Thomas F. Meagher.....................................................        3,000      --
Robert B. Steinberg...................................................        7,000      --
William J. Williams...................................................        7,000      --
All directors and executive officers as a group.......................    1,946,637         3.7%

----------
(1) Beneficial ownership is as defined in rules of the Securities and Exchange Commission and thus treats Common Stock issuable upon exercise of Warrants and exercisable options as outstanding. Percentage ownership is not shown for directors or officers owning less than one percent of the outstanding Securities. No director or executive officer owned beneficially any Warrants at March 15, 1995.

(2) Unless otherwise noted, the persons listed beneficially own all Securities set forth opposite their respective names with sole power to vote and dispose of such Securities, except Mr. Grey (33,333 shares) and Mr. Meagher (3,000 shares) wherein voting or investment power is shared with others. Mrs. McMullin's total also includes 3,700 shares held by her spouse and 1,155 shares held for her son.

(3) The Trustees of the Trust are deemed to share beneficial ownership of the 29,437,004 Trust shares because they collectively possess the sole power to vote and dispose of the Trust shares on behalf of the Trust, except that the United States Bankruptcy Court for the Northern Division of Illinois must approve sales of Trust shares.

MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING

PROPOSAL 1:  ELECTION OF DIRECTORS

The eight persons listed below under "Background Information Regarding Nominees" have been selected as nominees for election as directors by the Board of Directors and, if elected, will serve until the next annual meeting or until their successors are elected and qualify. If any nominee should be unable or unwilling to serve, which is not now contemplated, the proxy holders may, but will not be bound to, vote for a substitute nominee. UNR has been advised by the Trust that it intends to vote its Common Stock for the election of the entire slate of nominees listed below. The affirmative vote of the holders of a plurality of the Securities present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the nominees as directors.

BACKGROUND INFORMATION REGARDING NOMINEES

The table below sets forth the names of the nominees for director, their principal occupations during the last five years and certain other information.

                                   Director                         Principal Occupations for the Last Five Years,
        Name of Nominee              Since         Age               Other Directorships and Committee Assignments
--------------------------------  -----------      ---      ---------------------------------------------------------------
Charles M. Brennan, III.........        1989           53   Chairman (August, 1988 to present) and Chief Executive Officer
                                                              (October, 1989 to present) of The L.E. Myers Co. Group, an electrical line contracting firm; Acting Secretary (April to
                                                              July, 1990) and Secretary (July, 1990 to September, 1992) of
                                                              UNR. Other directorships: The L.E. Myers Co. Group; Control
                                                              Devices, Inc. Chair of UNR's Audit Committee and member of the Executive Committee.
Darius W. Gaskins, Jr...........        1990           55   Chairman, Leaseway Transportation Corp., a distribution
                                                              services provider (December 1994 to present); Senior Partner,
                                                              High Street Associates, a management and investment firm
                                                              (June, 1991 to present); Visiting Professor, Kennedy School of Government, Harvard University (September, 1989 to June,
                                                              1991); President and Chief Executive Officer (December, 1985
                                                              to April, 1989) of Burlington Northern Railroad, a national railroad operating company. Other directorships: Northwestern
                                                              Steel and Wire Company, a producer of steel and wire
                                                              products. Chair of UNR's Compensation Committee, and member of the Executive Committee.
Thomas A. Gildehaus.............        1992           54   President and Chief Executive Officer of UNR (July, 1992 to
                                                              present); Executive Vice-President and Director of Deere &
                                                              Company, maker of agricultural, construction and grounds care equipment (April, 1982 to April, 1992). Other directorships:
                                                              Bank of America Illinois, a banking company; Isys Controls
                                                              Inc., a manufacturer of scanning devices. Chair of UNR's
                                                              Executive Committee.
Gene Locks......................        1989           57   Chairman of the Board of UNR Industries, Inc. (May, 1991 to
                                                              present); Founding partner, Greitzer & Locks, attorneys;
                                                              Chairman of the Official Creditors Committee of
                                                              Asbestos-Related Plaintiffs in the UNR Bankruptcy Court
                                                              proceedings (July, 1982 to May, 1989); Member of Trustees
                                                              Advisory Committee to UNR Asbestos-Disease Claims Trust
                                                              (June, 1989 to present); Chairman, Asbestos Victims' Special
                                                              Fund Trust (November, 1988 to present). Member of UNR's
                                                              Executive and Compensation Committees.

                                   Director                         Principal Occupations for the Last Five Years,
        Name of Nominee              Since         Age               Other Directorships and Committee Assignments
--------------------------------  -----------      ---      ---------------------------------------------------------------
Ruth R. McMullin................        1990           53   Management Fellow (faculty member) Yale School of Management
                                                              (August, 1994 to present); President and Chief Executive
                                                              Officer, Harvard Business School Publishing Corporation
                                                              (November, 1991 to April, 1994); President and Chief
                                                              Executive Officer (March, 1989 to May, 1990), Executive Vice
                                                              President and Chief Operating Officer (April, 1987 to March,
                                                              1989) and Director (June, 1986 to May, 1990) of John Wiley &
                                                              Sons, Inc., a publishing and training company. Other
                                                              directorships: Bausch & Lomb, Inc., a health care and optics company; Middlesex Mutual Assurance Company, a property and casualty insurance company; Fleet Financial Group, a
                                                              financial services company. Member of UNR's Audit Committee.
Thomas F. Meagher...............        1989           64   Chairman and principal stockholder of Howell Tractor and
                                                              Equipment Company, a distributor of heavy-duty construction equipment; Chairman, Continental Air Transport Company, Inc.,
                                                              an airport transfer company (1964 to 1994); President of
                                                              Grayline of Chicago, a sightseeing company (to December,
                                                              1990); Chairman of Tri-County Equipment Company, a
                                                              distributor of golf cart equipment, (1989 to 1993). Other
                                                              directorships: Greyhound Lines, Inc., a national intercity bus transportation company; TransWorld Airlines, an
                                                              international air carrier. Member of UNR's Audit Committee.
Robert B. Steinberg.............        1989           66   Partner, Rose, Klein and Marias, attorneys; Member of the
                                                              Official Creditors Committee of Asbestos-Related Plaintiffs
                                                              in the UNR Bankruptcy Court proceedings (June, 1982 to May,
                                                              1989); Member of Trustees Advisory Committee to UNR
                                                              Asbestos-Disease Claims Trust (June, 1989 to present). Member of UNR's Compensation Committee.
William J. Williams.............        1990           66   Retired Chairman (August, 1986 to September, 1993) and Chief
                                                              Executive Officer (August, 1986 to November, 1991) of The
                                                              Huntington National Bank. Other directorships: Huntington
                                                              Bancshares Incorporated, a bank holding company; Centerior
                                                              Energy Corporation, a public utility holding company;
                                                              Republic Engineered Steels, Inc., a producer of bar and
                                                              specialty steel. Member of UNR's Compensation Committee.

DIRECTORS' COMPENSATION

UNR employees who serve as directors of UNR receive no compensation for such services. Non-employee directors of UNR are paid compensation at an annual rate of $30,000 (the Chairman receives $50,000), payable in quarterly installments. Non-employee directors receive $1,000 for each Board meeting or meeting of a committee of the Board which they attend in person or by telephone. Directors are also reimbursed for their out-of-pocket expenses incurred in connection with such meetings.

BOARD MEETINGS; BOARD COMMITTEE FUNCTIONS AND COMPOSITION

The Board of Directors met four times during 1994. The Board has an Audit Committee, a Compensation Committee and certain other committees. The Board does not have a standing Nominating Committee. During 1994, no incumbent director attended (in person or by telephone) fewer than 85% of the aggregate of (1) the total number of meetings of the full Board during the period he or she served as a director and (2) the total number of meetings held by all committees of the Board on which he or she served during such period.

The Audit Committee consisted of Charles M. Brennan, III (Chair), Ruth R. McMullin and Thomas F. Meagher. The Audit Committee makes recommendations to the full Board of Directors regarding engagement of independent public accountants; reviews and approves the scope of independent audits and the fees and other arrangements regarding such services; reviews the results of the annual audit with the independent public accountants; and generally reviews the adequacy of UNR's accounting systems, internal accounting controls and applications of accounting policies to new or unusual circumstances. The Audit Committee met twice during 1994.

The Compensation Committee consisted of Darius W. Gaskins, Jr. (Chair), Gene Locks, Robert B. Steinberg and William J. Williams and has responsibility for considering and making recommendations to the full Board of Directors regarding officers' compensation and benefits and UNR's organizational structure. The Compensation Committee met four times during 1994.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The following table sets forth the total cash and non-cash compensation in each of the last three years for the Company's executive officers.

                                                         Annual Compensation           Long Term Compensation
                                                  ---------------------------------
                                                                           Other     --------------------------
                                                                          Annual     Restricted    Securities
                                                                          Compen-       Stock      Underlying
                                                   Salary      Bonus      sation       Awards        Options         All Other
Name and Principal Position             Year         ($)      ($)(2)      ($)(3)       ($)(4)        (#)(5)       Compensation($)
-----------------------------------  -----------  ---------  ---------  -----------  -----------  -------------  -----------------
Thomas A. Gildehaus................       1994      375,000    335,000     119,090      163,125        --              70,126(6)
  President and Chief                     1993      337,500    330,000      --          142,500        --              49,883(6)
  Executive Officer                       1992(1)   150,000    150,000      --          348,750        --               1,429(6)
Henry Grey.........................       1994      190,100    131,000      66,161       59,375        --              30,972(7)
  Senior Vice-President and               1993      176,199    100,000      --           63,649        --              38,437(7)
  Chief Financial Officer                 1992      169,300    127,000      --           --            --              22,208(7)
Victor E. Grimm....................       1994      182,000     85,000      33,081       56,875        --              26,373(7)
  Vice-President                          1993      161,875     95,000      --           57,195        --              13,432(7)
  General Counsel                         1992(8)    39,375     20,000      --           --            --               --
  and Secretary

------------
(1) Mr. Gildehaus' employment commenced on July 1, 1992 pursuant to an employment agreement having a term of three years. For further details see Employment Contracts and Change of Control Agreements on page 13.
(2) Bonus payments are made pursuant to the terms of the UNR Key Management Incentive Variable Compensation Plan.
(3) Represents imputed annual interest at 7 3/4% (the prime rate on the date of the loans) on interest-free loans to purchase stock under the 1994 Executive Stock Purchase Plan described under "Transactions with Management" on page 14.
(4) Restricted Stock Awards are made pursuant to the terms of the UNR Industries, Inc. 1992 Restricted Stock Plan. The stock is valued at the closing price of the stock on the National Association of Securities Dealers, Inc.'s Automated Quotation/ National Market System ("NASDAQ/NMS") on the date of the award. On December 31, 1994 Mr. Gildehaus held 110,000 shares of restricted stock valued at $701,250. Mr. Gildehaus is entitled to receive all dividends on restricted stock held by him. Mr. Gildehaus' restricted stock is vested at the time of the award subject to forfeiture within three years from the date of the award in the event of termination of his employment by the Company for cause or by voluntary resignation. The forfeiture restriction terminates as to a prorated portion of shares in the event of a termination by the Company without cause or termination by Mr. Gildehaus for good reason. The number of shares and the value of the restricted stock held by Mr. Grey and Mr. Grimm, respectively, on December 31, 1994 was 19,158 shares valued at $122,132 and 17,738 shares valued at $113,080. Messrs. Grey and Grimm are entitled to receive regular dividends on restricted stock held by them; extraordinary dividends are paid in the form of additional restricted stock. Vesting occurs after five years of continuous employment.
(5) No stock options were granted to executive officers in the years 1992, 1993 and 1994.
(6) The amounts shown for 1993 and 1994 include the Company's contributions to Mr. Gildehaus' 401(k) plan of $3,148 and $2,703, respectively, contributions to Mr. Gildehaus' account in the UNR Employees' Profit Sharing Plan of $16,606 and $13,500, respectively, contributions to Mr. Gildehaus' account in the UNR Industries, Inc. Supplemental Executive Retirement Plan of $27,269 and $49,950, respectively, and annual life insurance premiums of $2,860 and $3,973, respectively. The amount shown for 1992 is for a life insurance premium.
(7) The amounts shown include the Company contributions to the individual's 401(k) plan and contributions to his account in the UNR Employees' Profit Sharing Plan and the UNR Industries, Inc. Supplemental Executive Retirement Plan. For Mr. Grey, the Company contributions to the 401(k) plan for the years 1992, 1993 and 1994 were $2,471, $3,148 and $2,703, respectively; contributions to the Profit Sharing Plan for the years 1992, 1993 and 1994 were $19,737, $16,606 and $13,500, respectively, and the contributions to the Supplemental Executive Retirement Plan for 1993 and 1994 were $18,683 and $14,769, respectively. For Mr. Grimm, the Company's contributions to the 401(k) plan for 1993 and 1994 were $1,574 and $2,703, respectively; the contributions to the Profit Sharing Plan for the years 1993 and 1994 were $11,858 and $13,500, respectively, and the contribution to the Supplemental Executive Retirement Plan for 1994 was $10,170.
(8)   Mr. Grimm's employment commenced on October 1, 1992.

                            ------------------------

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION
                            ------------------------

The Compensation Committee is composed of four independent directors. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Committee formulates the compensation policy and structure for executive officers, reviews salary and bonus recommendations for those officers and submits its recommendations to the full Board of Directors for approval. The Compensation Committee is solely responsible for determining long term incentive compensation granted to executive officers under the stock option, restricted stock and other long term incentive plans.

In formulating and implementing compensation programs, it has been the philosophy of the Compensation Committee that a substantial portion of executive compensation should be related to the Company's financial performance. Accordingly, compensation programs have been structured to include incentives based on measures of the Company's financial performance. In 1994, the Committee placed greater emphasis on long term incentive plans designed to further align management's economic interests with those of the Company's shareholders.

The compensation programs for executive officers consist of base salary and short term and long term incentive compensation plans, all as described in the following paragraphs.

BASE SALARY

The Committee annually reviews the base salary of each executive officer. In determining salary adjustments, the Committee considers individual job performance, length of employment, level of responsibility and information supplied by an independent compensation consulting firm concerning the average compensation levels of executive officers in a large group of companies statistically adjusted for a company with sales of approximately $400 million ("Compensation Peer Group"). The Committee believes that the Compensation Peer Group is a more appropriate comparison for compensation purposes than the peer group used for computing total shareholder return (see "Company Performance Graph" on page 12) which includes firms of substantially larger size than the Company. The Chief Executive Officer's base salary is reviewed annually on July
1. In accordance with the Committee's decision to emphasize long term incentives, no adjustment was made to the Chief Executive Officer's base salary level in 1994. The base salary levels of the other executive officers are reviewed on a calendar year basis. Base salaries for these officers were increased an average of 6% for 1994, but for 1995 these base salaries are being maintained at 1994 levels. Based upon the Compensation Committee's analysis and upon the information provided by an independent compensation consultant, the Committee believes that the 1994 base salary of the Company's Chief Executive Officer is approximately 10% below the average, and the base salaries of the other executive officers are approximately at the average, of firms in the Compensation Peer Group.

SHORT TERM INCENTIVES

A significant part of short term executive compensation is based on the Key Management Incentive Variable Compensation Plan (the "Short Term Incentive Plan") which provides for a bonus consisting of a percentage of base salary related to specific measures of the Company's performance. For fiscal year 1994, the Short Term Incentive Plan included the following three components, each of which was accorded equal weight: (a) operating profit, (b) return on assets, and
(c) cash flow. The amount of bonus awarded is based on the Company's performance in each of these categories in relation to the Company's operating budget approved at the beginning of each year by the Board of Directors. The amounts earned by executive officers are computed on a sliding scale beginning with a percentage of base salary (ranging from 20% to 33.3% depending on the executive's position) for achieving 80% of the budget amount for each component and increasing to a larger percentage of base salary (ranging from 50% to 100%) for achieving 120% of the budget amount. In 1994, target levels were exceeded for each of the Company performance factors. In the aggregate, 1994 bonuses for executive officers represented 91% of their total bonus opportunity under these performance factors. In addition to these performance factors, 25% of the Chief Executive Officer's bonus opportunity is based on the achievement of annual personal goals, which are more fully described below. The Committee also has the discretion under the Short Term Incentive Plan to adjust the amount of the bonus up to 20% based on individual performance during the year. This discretionary component allows the Compensation Committee to recognize achievements in job performance not directly reflected in the other components. In the aggregate, discretionary bonuses for executive officers represented 3.9% of their total discretionary bonus opportunity in 1994.

LONG TERM INCENTIVES

The Company's long term incentive plans consist of Stock Option Plans, a Restricted Stock Plan and a Stock Purchase Plan. The Compensation Committee believes that management stock ownership is an effective tool in aligning the financial interests of senior management with those of the Company's shareholders and continues to use the Company's long term incentive plans as a significant part of executive compensation programs. No grants were made under the Stock Option Plan in fiscal year 1994 to named executive officers, but awards were made under the Restricted Stock Plan. Restricted stock awarded to the Chief Executive Officer is described below. Restricted stock awards to other executive officers were based upon 30% of base salary divided by the fair market value per share on the date of the grant. In granting these shares, the Committee took into account previous awards of restricted stock. Restricted stock issued to these officers pursuant to the Restricted Stock Plan vests after five years of employment or in the event of death, disability, retirement or certain defined events related to change of control of the Company.

In 1994, UNR stockholders approved the 1994 Executive Stock Purchase Plan (the "Stock Purchase Plan"). The purpose of the Stock Purchase Plan is to encourage and facilitate the acquisition of a larger financial interest in the Company through direct stock purchase by key executives. Pursuant to the Stock Purchase Plan, the executive officers of the Company purchased a total of 1,650,000 shares of common stock from the Company in 1994. These shares were purchased on September 9, 1994 at a price of $5.525 per share. The purchase price was the average of the average of the reported high and low prices for the Company's common stock on the NASDAQ/NMS on each of the five trading days preceding the purchase. These shares were paid for in cash in the amount of the par value of the shares ($.01 per share) and the balance in promissory notes due in three years. The notes are interest free (although for tax purposes interest is imputed), except that in the event that a participant resigns from the Company or is terminated for cause, the notes become due, and interest at the applicable Federal rate under Section 1274 of the Internal Revenue Code is applied retroactively from the date of the notes. If the shares are sold prior to three years from the date of issuance, other than in connection with a change in control of the Company, interest is applied retroactively from the date of the notes at the applicable Federal rate. The proceeds of any such sale must be applied against the principal (and any interest) owing on the notes. Dividends on these shares, net of taxes, are applied to reduce the amounts outstanding on the notes. The Committee believes that this level of stock ownership, along with previous restricted stock awards, constitutes an appropriate level of ownership by senior management and significantly enhances the incentive of these executive officers to manage the Company to benefit all stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

Thomas A. Gildehaus became president and Chief Executive Officer of the Company on July 1, 1992. At that time, the Company entered into an employment agreement with Mr. Gildehaus for a term of three years. Under the agreement, annual base salary for the first year was $300,000, subject to review and increase at the end of each contract year. Effective July 1, 1993 Mr. Gildehaus' annual base salary rate was established at $375,000. In keeping with the Committee's philosophy of emphasizing incentive based compensation, no adjustment was made in this salary level for 1994. Mr. Gildehaus' base salary is approximately 10% below the average base compensation level for Chief Executive Officers in the Compensation Peer Group.

The employment agreement provides for an incentive bonus based on the attainment of performance goals to be established on an annual basis by mutual agreement with Mr. Gildehaus. For fiscal year 1994, 75% of Mr. Gildehaus' bonus award was based on the Company's performance in relation to the Short Term Incentive Plan factors of operating profit, return on assets, and cash flow. The Short Term Incentive Plan targets were exceeded in 1994 for each of these components. In addition to the foregoing factors, Mr. Gildehaus' performance was evaluated in relation to specific goals established for 1994, which included development and implementation of a three year operating plan, development of plans for redeployment of the Company's assets, achievement of a total shareholder return of 25% greater than the S&P Stock Index and development and implementation of a financial strategy allowing payment of extraordinary dividends to shareholders. These factors were not ranked or weighted, and Mr. Gildehaus' performance in relation to them is subjectively assessed by the Committee. Mr. Gildehaus was awarded $335,000, or 89% of his total bonus opportunity for the foregoing factors in 1994. The Committee also has discretion under the Short-Term Incentive Plan to adjust the Chief Executive Officer's bonus up to 20%. The Committee did not award him any discretionary bonus in 1994.

Under the Restricted Stock Plan, Mr. Gildehaus was granted 30,000 shares of restricted stock on July 1, 1994, of which 20,000 shares were granted pursuant to his employment agreement. The additional 10,000 shares were awarded in lieu of an adjustment in Mr. Gildehaus' base salary level. In awarding this number of shares, the Committee took into subjective consideration Mr. Gildehaus' overall performance in the previous 12 month period, including his effective leadership of the Company's operating divisions and the superior return to shareholders since the inception of his employment. The restricted stock is vested, subject to certain forfeiture provisions if Mr. Gildehaus' employment is terminated within three years of the date of a stock grant. In the event that the Company terminates Mr. Gildehaus' employment for cause, or if he voluntarily resigns (other than for good reason, as defined in the employment agreement) within three years of the date of a stock grant, the restricted stock is forfeited. In the event of termination of Mr. Gildehaus' employment without cause, the forfeiture provisions terminate with respect to a prorated portion of restricted stock based upon the number of months elapsed from the date of the award. All forfeiture provisions terminate upon death, disability or a change of control of the Company. During the restricted period, Mr. Gildehaus is entitled to voting rights and to receive dividends and other distributions on the restricted shares. In 1994 Mr. Gildehaus also participated in the Stock Purchase Plan, described above, under which plan he purchased 900,000 shares of common stock.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

The Committee has considered the effect of Section 162(m) of the Internal Revenue Code, which limits to $1 million the tax deduction for compensation paid to the top five executive officers unless certain requirements are met. The Committee does not expect that any executive officer's compensation is likely to exceed $1 million except as a possible consequence of dividends that might be paid on stock held by the Chief Executive Officer under the Restricted Stock Plan or imputed interest on loans to purchase Company stock under the 1994 Executive Stock Purchase Plan. Accordingly, the Committee concluded not to make any changes in the Company's existing compensation programs at this time. The Committee will continue to consider the impact of Section 162(m) and to assess alternatives to minimize or eliminate any loss of tax deductions in future years consistent with the objectives of the Company's executive compensation programs.

                                          Compensation Committee
                                          Darius W. Gaskins, Jr., Chair
                                          Gene Locks
                                          Robert B. Steinberg
                                          William J. Williams

COMPANY PERFORMANCE GRAPH

The following performance graph compares the Company's total stockholder return on its Common Stock for a five year period (December 31, 1989 to December 31, 1994) with the cumulative total return of the Standard & Poor's 500 Stock Index and a peer group of companies which comprise the Standard & Poor's Manufacturing (Diversified Industries) Index. This graph assumes an investment of $100 on December 31, 1989 and reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              UNR      S&P 500      S&P MFG (DIV INDS)
1989            $100        $100                    $100
1990             $80         $99                     $99
1991            $108        $130                    $122
1992            $231        $137                    $132
1993            $302        $149                    $160
1994            $296        $155                    $166

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL AGREEMENTS
EMPLOYMENT AGREEMENT -- THOMAS A. GILDEHAUS

On July 1, 1992, Mr. Thomas A. Gildehaus was elected President and Chief Executive Officer of UNR. UNR entered into an employment agreement (the "Agreement") with Mr. Gildehaus having a term of three years. The Agreement provides for a minimum annual base salary of $300,000 (raised to $375,000 as of July 1, 1993), which salary will be reviewed annually, and may be increased, but not decreased, by the Compensation Committee of the Board of Directors. Additionally, Mr. Gildehaus receives an annual incentive bonus if certain mutually agreed upon performance goals are attained. Pursuant to the contract Mr. Gildehaus received restricted Common Stock awards under the Restricted Stock Plan of 60,000 shares on July 1, 1992, 20,000 shares on July 1, 1993, and 20,000 shares on July 1, 1994. In the event Mr. Gildehaus is terminated by UNR other than for cause, death or disability or in the event Mr. Gildehaus terminates his employment for good reason, as defined in the Agreement, the Agreement provides for severance pay in an amount equal to 150% of the then current annual base salary if a termination occurs prior to a Change in Control (substantially as defined on page 16) or in an amount equal to 300% of the then current annual base salary if a termination occurs after a Change of Control. Under the Agreement, Mr. Gildehaus will receive disability income equal to 60% of the then current annual base salary during any period of disability and life insurance having a basic death benefit of $450,000. Mr. Gildehaus is also entitled to participate in all retirement, short-term and long-term disability, life insurance, accident insurance and any other benefit plans maintained by the Company for senior executives.

CHANGE OF CONTROL AGREEMENTS

On March 5, 1993, UNR also entered into Change of Control Agreements ("Control Agreements") with named executive officers, Henry Grey and Victor E. Grimm. These Agreements are for a term of three years, subject to renewal for additional three year terms. Change of Control is as defined on page 16.

If, during the term of these Control Agreements, a Change of Control occurs, and within a two year period from the date of such Change of Control, either (i) the executive's employment with the Company is terminated by the Company other than for cause or on account of the executive's death, permanent disability or retirement, or (ii) the executive resigns for good reason, then the Company is required to pay to the executive a severance payment in an amount equal to three times the total of the executive's annual salary plus the target bonus for the year in which termination occurs; provided that in no event may the total amount of the severance payment exceed 2.99 times the five year average W-2 income of the executive. The severance payment shall be payable in a single lump sum payable within 30 days of the termination of employment or resignation.

In addition to the severance payment, the Company is required to provide health, disability and life insurance in accordance with the plans maintained by the Company for executives for a period of three years from the date of termination of the executive's employment, provided that health, disability and life insurance benefits cease if the executive becomes employed during such period and receives similar benefits in connection with such employment.

During employment and for a period of one year after the termination of employment for any reason, the executive may not enter into, be connected with, or work for an individual, firm or corporation which is then in substantial competition with the Company in the United States.

TRANSACTIONS WITH MANAGEMENT

Victor E. Grimm, Vice President, Secretary and General Counsel of UNR, is a partner in the law firm of Bell, Boyd & Lloyd which provided certain legal services to UNR in 1994. In 1994 the aggregate amount of legal fees for these services was $115,000. These fees were excluded from Mr. Grimm's profit participation at the law firm.

Pursuant to the UNR Industries, Inc. 1994 Executive Stock Purchase Plan, Thomas
A. Gildehaus, President and Chief Executive Officer, Henry Grey, Senior Vice President and Chief Financial Officer and Victor E. Grimm, Vice President, Secretary and General Counsel of the Company purchased a total of 1,650,000 shares of Common Stock of the Company on September 9, 1994 at a price of $5.525 per share. The purchase price was the average of the average of the reported high and low prices for the Company's Common Stock on the NASDAQ/NMS on each of the five trading days preceding the purchase. Shares were paid for in cash in the amount of the par value of the shares ($.01 per share) and the balance in promissory notes due in three years. The notes are interest free (although for tax purposes interest is imputed), except that in the event that a participant resigns from the Company or is terminated for cause, the notes become due and interest at the applicable federal rate under Section 1274 of the Internal Revenue Code is applied retroactively from the date of the notes. If the shares are sold prior to the expiration of three years other than in connection with a Change in Control (as defined on page 16), interest is applied retroactively from the date of the note at the applicable Federal rate. Dividends and distributions on the shares, after reduction for Federal and state taxes, must be paid to the Company to be applied to the principal of the notes. The notes are limited recourse in that, if the security is insufficient to satisfy the loan balance at maturity, the participant can tender the shares in partial payment of the notes and is personally liable for that portion of the deficiency that exceeds 25% of the loan balance (before applying the security). The Company's recourse is limited to the shares if the participant dies, becomes disabled or is terminated without cause, if there is a Change in Control of the Company or if the Company exercises its option to apply the shares to the notes upon the participant's resigning or being terminated for cause. The amounts of the promissory notes executed by Messrs. Gildehaus, Grey and Grimm on the date of the foregoing transactions were $4,963,500, $2,757,500 and $1,378,750, respectively, which amounts remained outstanding as of April 5, 1995.

PROPOSAL 2:  TO APPROVE ADOPTION OF UNR INDUSTRIES, INC.
               1994 NONEMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN

Following is a summary of the Nonemployee Director Stock Ownership Plan ("Stock Plan") which has been adopted by the Board of Directors subject to Securityholder approval. This summary is subject to the specific provisions of the Stock Plan, a copy of which is attached to this Statement as Exhibit A.

PURPOSE

The purpose of the Stock Plan is to further the growth, development and financial success of the Company by strengthening the Company's ability to attract and retain the services of knowledgeable nonemployee directors by facilitating further purchases of stock.

ADMINISTRATION

The Stock Plan is administered by the Board of Directors of the Company whose interpretation and administration of the plan are final.

ELIGIBILITY AND SHARES COVERED

Persons eligible to participate in the Stock Plan are only nonemployee directors of the Company. Nothing in the Stock Plan shall be deemed to create an obligation of the Board to renominate a director for election to the Board. The total number of shares available for award under the Stock Plan may not exceed 200,000 subject to adjustment in the event of a merger, reorganization, recapitalization, liquidation, stock dividend, split up, share combination, or other change in capitalization of the Company, in which case the Committee shall provide for equitable adjustment in the number of shares then subject to the Stock Plan.

AWARDS OF RESTRICTED STOCK

Each nonemployee director has the right to elect in writing to receive all or part of his or her annual retainer fee, which would otherwise be payable in cash, in shares of restricted stock as of the Annual Meeting at which the nonemployee director is elected or re-elected. The number of restricted shares awarded is determined by dividing the amount of the retainer to be paid in shares of stock by the average of the average of the highest and lowest sales prices of the Company's common stock on the NASDAQ/NMS on each of the five trading days immediately preceding the date of the award and rounding to the nearest whole number. Elections must be made not less than six months prior to the Annual Meeting date on which the election is to be effective except that the election for 1995 must be made by April 30, 1995. A participant's election remains in effect until changed by written notice at least six months in advance of the effective date of the change.

RESTRICTIONS ON STOCK AWARDED

At the time that restricted stock is issued the participant becomes a stockholder of the Company with respect to the restricted stock and shall be entitled to vote the shares and to receive all dividends. If a dividend is paid in stock, the stock shall be held by the Company subject to the same restrictions as the restricted stock that is a basis of the dividend. All stock certificates are to be held in custody by the Company for the account of the participant together with stock powers executed by the participant in favor of the Company. The shares issued under the Stock Plan may not be sold, pledged, assigned, transferred, gifted, or otherwise alienated or hypothecated until the restrictions lapse. The restrictions lapse upon the earlier of (a) five years from the date of the award or (b) termination of the participant's service as a director by reason of death, disability or retirement from the Board. The Company may impose such other restrictions as it deems necessary or advisable, including imprinting a legend on the stock certificates and restrictions to achieve compliance with the securities laws and stock exchange requirements. Upon lapse of the restrictions, the certificates representing the shares are to be delivered to the participant or to the participant's legal representative. In the event that the participant's service as a director is terminated for fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of the Company, all restricted stock is forfeited.

CHANGE IN CONTROL

Notwithstanding the other provisions of the Stock Plan, the restrictions on the restricted stock lapse, and the restricted stock is vested in the participant, upon a Change in Control of the Company. A Change in Control includes (i) the acquisition by any person or group acting in concert of beneficial ownership of 50% or more of the Company's outstanding shares and Warrants, with certain exceptions, (ii) a change in the composition of the Company's Board of Directors in any 24-month or less period such that a majority of the directors serving at the end of the period were not serving at the beginning of the period, unless at the end of the period the majority of the directors in office were nominated upon the recommendation of a majority of the Board at the beginning of the period, or (iii) approval by Securityholders of a merger, consolidation or similar transaction, or the sale of all or substantially all of the Company's consolidated assets, as to which those Securityholders immediately prior to such transaction are not the owners of more than 50% of the resulting corporation's outstanding voting securities after such event.

FEDERAL TAX CONSEQUENCES

Under existing federal income tax law, no income will be recognized to the participant at the time of the restricted stock award. Upon lapse of restrictions, the participant will be required to treat as ordinary income the fair market value of the stock and the Company will be entitled to a deduction in such amount.

AMENDMENTS AND EFFECTIVE DATE

The Board of Directors may terminate, amend or modify the Stock Plan at any time provided that the provisions concerning the price or timing of awards may not be amended more than once every six months other than to comply with changes in applicable law. The Stock Plan may not be amended to materially increase the number of shares available for grant under the Stock Plan, modify the eligibility requirements or increase the benefits without Securityholder approval. The Stock Plan terminates upon the award of all of the shares subject to it but in no event later than May 10, 2002. The Stock Plan shall become effective upon its approval by a majority of the Securityholders. UNR has been advised by the Trust that it intends to vote its Securities in favor of the Stock Plan.

PROPOSAL 3:  RATIFICATION OF APPOINTMENT
               OF INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP has served as independent public accountants for UNR (and its predecessors) for the past 32 years. The Board of Directors has retained this firm as UNR's independent public accountants for its current fiscal year, subject to ratification by Securityholders at the Annual Meeting. Although submission of this proposal to a vote of Securityholders is not required by law, management believes that such action is appropriate because the independent public accountants ultimately are responsible to the Securityholders. The Board of Directors unanimously recommends a vote FOR this Proposal. In the event, however, that such approval is not given, the Board will consider the appointment of other independent public accountants. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions. UNR has been advised by the Trust that it intends to vote its Securities for ratification of Arthur Andersen LLP as independent public accountants for UNR.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's Securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

Based solely on its review of such reports received by it, the Company believes that during 1994 all filing requirements applicable to its executive officers, directors and greater than 10% Securityholders were complied with except that Mr. Steinberg, a director of the Company, filed one report with respect to one transaction three days late.

SECURITYHOLDER PROPOSALS; OTHER MATTERS

Securityholder proposals for inclusion in proxy materials for the 1996 Annual Meeting of Stockholders should be addressed to UNR's Secretary, 332 South Michigan Avenue, Chicago, Illinois 60604, and must be received on or before December 6, 1995.

The Company's By-Laws specify procedures for notifying the Secretary of business to be properly brought before any meeting of Securityholders. A copy of the By-Laws may be obtained from UNR's Secretary.

At this time, the Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting other than those presented above in this Proxy Statement. If any other business should properly come before the Annual Meeting, votes may be cast with respect to such matters in accordance with the best judgment of the person or persons acting under the proxy.

                                          By Order of the Board of Directors

                                          Victor E. Grimm
                                          SECRETARY
Chicago, Illinois
April 5, 1995

ANY SECURITYHOLDER MAY OBTAIN A COPY OF UNR'S 1994 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE BY WRITING TO UNR AT 332 SOUTH MICHIGAN AVENUE, CHICAGO, ILLINOIS 60604, ATTENTION: HENRY GREY, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER.

                                                                       EXHIBIT A

                 UNR INDUSTRIES, INC. 1994 NONEMPLOYEE DIRECTOR
                              STOCK OWNERSHIP PLAN

                        ARTICLE I -- PURPOSE OF THE PLAN

The purpose of the UNR Industries, Inc. 1994 Nonemployee Director Stock Ownership Plan is to further the growth, development, and financial success of the Corporation by strengthening the Corporation's ability to attract and retain the services of experienced and knowledgeable Nonemployee Directors by enabling them to participate in the Corporation's growth and by linking the personal interests of Nonemployee Directors to those of the Corporation's shareholders.

                       ARTICLE II -- CERTAIN DEFINITIONS

Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

2.1  "Award" means a grant of Restricted Stock under the Plan.

2.2  "Board" means the Board of Directors of UNR Industries, Inc.

2.3  "Change of Control" shall have the meaning set forth in Section 7.2.

2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5  "Corporation" means UNR Industries, Inc.

2.6 "Disability" means total disability within the meaning of Section 22(e)(3) of the Code.

2.7 "Employee" means any full time worker, paid hourly or by salary, in the employment of the Corporation or any of its subsidiaries.

2.8  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.9 "Nonemployee Director" means any individual who is a member of the Board of the Corporation, but who is not otherwise an Employee of the Corporation.

2.10 "Participant" means a Nonemployee Director who has been awarded stock under the Plan.

2.11 "Plan" means the UNR Industries, Inc. 1994 Nonemployee Director Stock Ownership Plan.

2.12 "Restricted Stock" or "Restricted Shares" means shares of common stock of the Corporation granted to a Nonemployee Director under the Plan.

2.13 "Retirement" means cessation of membership on the Board of the Corporation for any reason other than death, disability or for cause.

2.14 "Stock" or "Shares" means common stock of the Corporation.

                         ARTICLE III -- ADMINISTRATION

3.1 ADMINISTRATION OF PLAN. The Plan shall be administered by the Board, subject to the restrictions set forth in the Plan.

3.2 AUTHORITY OF THE BOARD. The Board shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. Any action taken by the Board with respect to the administration of the Plan which would result in any Nonemployee Director ceasing to be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act shall be null and void.

3.3 EFFECT OF BOARD DETERMINATIONS. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Corporation, its shareholders, Employees, Participants and their estates and beneficiaries.

                           ARTICLE IV -- ELIGIBILITY

4.1 Persons eligible to participate in the Plan shall be limited to the Nonemployee Directors of the Corporation.

                    ARTICLE V -- SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Subject to adjustment as provided herein, the total number of Shares available for Award under the Plan may not exceed 200,000. If any Shares Awarded under the Plan shall be forfeited, such Shares shall again become available for future Awards under the Plan.

5.2 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split up, Share combination, or other change in the corporate structure of the Corporation affecting the Shares, the Board may make such adjustments to outstanding Awards to prevent dilution or enlargement of rights.

                         ARTICLE VI -- RESTRICTED STOCK

6.1 AWARDS OF RESTRICTED STOCK. Each Nonemployee Director shall have the right to elect, in writing filed with the Secretary of the Corporation, to receive all or part of his or her annual retainer fee which would otherwise be payable in cash, in Shares of Restricted Stock as of the Annual Meeting at which the Nonemployee Director is elected or re-elected, commencing with the effective date of the Plan. The number of Restricted Shares so awarded shall be determined by dividing the amount of the retainer to be paid in Shares by the average of the average of the highest and lowest sales prices of the Corporation's common stock on the National Association of Securities Dealers, Inc.'s Automated Quotation/National Market System ("NASDAQ/NMS") (or if the Corporation's common stock is not then traded on the NASDAQ/NMS, on the principal market where such common stock is actively traded) (as reported in The Wall Street Journal, Midwest Edition) on each of the five trading days immediately preceding the date of the award and rounding to the nearest whole number. Elections under this section shall be made not less than six months prior to the Annual Meeting date on which the election is to be effective, except that a Participant's election for 1995 shall be made prior to April 30, 1995. A Participant's election shall remain in effect from year to year until changed by the Participant. No change in an election shall be effective prior to an Annual Meeting date at least six months after the date of the change.

6.2 TRANSFERABILITY AND CUSTODY. The Restricted Shares awarded to a Nonemployee Director may not be sold, pledged, assigned, transferred, gifted or otherwise alienated or hypothecated until such time as the restrictions with respect to such Shares have lapsed as provided herein. At the time Restricted Shares are awarded to a Participant, stock certificates representing the Restricted Stock shall be issued in the name of the Participant. Thereupon the Participant shall become a stockholder of the Corporation with respect to such Restricted Stock and shall be entitled to vote the shares and be entitled to receive all dividends. If all or part of a dividend is paid in Stock, the Stock shall be held by the Corporation subject to the same restrictions as the Restricted Stock that is the basis for the dividend. All stock certificates representing Restricted Shares shall be held in custody by the Corporation for the account of the Participant, together with stock powers executed by the Participant in favor of the Corporation.

6.3 OTHER RESTRICTIONS. The Corporation may impose such other restrictions on Shares granted pursuant to the Plan as it may deem necessary or advisable including, without limitation, imprinting a legend on the certificates and restrictions to achieve compliance with Securities laws and stock exchange requirements.

6.4 LAPSE OF RESTRICTIONS. The restrictions provided in Sections 6.2 and 6.3 shall remain in effect until, and shall lapse only upon, the earlier of (a) five years from the date of the Award or (b) the termination of a Participant's service as a Director by reason of death, Disability, or Retirement from the Board. Upon lapse of the restrictions, the certificates representing the Shares shall thereafter be delivered to the Participant, or in the case of Participant's death or Disability, to the Participant's personal representative or to the person to whom such shares are transferred by will or by the applicable laws of descent and distribution.

6.5 TERMINATION FOR CAUSE. In the event the Participant's service as a Director is terminated on account of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Corporation, all Restricted Shares awarded to such Participant prior to the date of termination shall be immediately forfeited.

6.6 WITHHOLDING OF TAXES. The Corporation shall have the right to collect cash from Participants in an amount necessary to satisfy any Federal, state or local withholding tax requirements. A Participant may elect to satisfy tax withholding requirements, in whole or in part, by having the Corporation withhold Shares to satisfy the amount of taxes required to be withheld.

                        ARTICLE VII -- CHANGE IN CONTROL

7.1 EFFECT OF CHANGE OF CONTROL. Notwithstanding the provisions of Article VI herein, upon the occurrence of an event of Change of Control:

(a) the Restrictions imposed on the Restricted Stock shall lapse, and the Restricted Stock shall vest in the Participant, and

(b) within ten (10) business days after the occurrence of a Change of Control, the certificates representing the Restricted Stock so vested, without any restriction or legend thereon, shall be delivered to the Participant.

7.2 The term "Change of Control" shall mean the occurrence of any of the following events:

(a) The acquisition, by a person or group of persons acting in concert, of a beneficial ownership interest in the Company, resulting in the total beneficial ownership of such persons or group of persons equaling or exceeding 50% of the outstanding common stock and warrants of the Company; provided, however, that no such person or group of persons shall be deemed to beneficially own (i) any common stock or warrants acquired directly from the Company or (ii) any common stock or warrants held by the Company or any of its subsidiaries or any employee benefit plan (or any related trust) of the Company or its subsidiaries. The Change in Control shall be deemed to occur on the date the beneficial ownership of the acquiring person or group of persons first equals or exceeds 50% of the outstanding common stock and warrants of the Company.

(b) A change, within any period of twenty-four (24) months or less, in the composition of the Board such that at the end of such period a majority of the directors who are then serving were not serving at the beginning of such period, unless at the end of such period the majority of the directors in office were nominated upon the recommendation of a majority of the Board at the beginning of such period. The Change in Control shall be deemed to occur on the date the last director necessary to result in a Change in Control takes office or resigns from office, as applicable.

(c) Approval by securityholders of the Company of a merger, consolidation or other reorganization having substantially the same effect, or the sale of all or substantially all the consolidated assets of the Company in each case, with respect to which the persons or group of persons who were the respective beneficial owners of the common stock or warrants immediately prior to such event do not, following such event, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting securities of the corporation resulting from such event or the corporation purchasing or receiving assets pursuant to such event. The Change in Control shall be deemed to occur on the date on which the transaction is approved by the Company's securityholders.

            ARTICLE VIII -- AMENDMENT, MODIFICATION AND TERMINATION

8.1 AMENDMENT, MODIFICATION AND TERMINATION. Subject to the terms set forth in this Section 8.1, the Board may terminate, amend, or modify the Plan at any time and from time to time; provided, however, that the provisions set forth in the Plan regarding the amount, the price or the timing of Awards to Nonemployee Directors may not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. The Plan shall terminate when all of the Shares subject to it have been awarded according to the provisions of the Plan. However, in no event shall an award be made under the Plan on or after May 10, 2002.

Without the approval of the voting securityholders of the Company as may be required by the Code, by the rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto, no such termination, amendment or modification may:

(a) Materially increase the total number of Shares which may be available for grants of Awards under the Plan, except as provided in Section 5.2 herein; or

(b) Materially modify the requirements with respect to eligibility to participate in the Plan; or

(c) Materially increase the benefits accruing to Nonemployee Directors under the Plan.

8.2 AWARDS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment or modification of the Plan shall materially affect, in an adverse manner, any Award previously granted under the Plan, without the consent of the Nonemployee Director holding the Award.

                      ARTICLE IX -- NO RIGHT OF NOMINATION

Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Participant for reelection by the Corporation's securityholders.

                        ARTICLE X -- REQUIREMENTS OF LAW

The granting of Awards under the Plan and the issuance of stock certificates shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                          ARTICLE XI -- EFFECTIVE DATE

The Plan shall become effective upon approval by the holders of a majority of the shares of common stock and warrants voting together as a single class at a meeting of stockholders or by written consent.

     UNR INDUSTRIES, INC.                   PROXY/VOTING INSTRUCTION CARD
p    332 SOUTH MICHIGAN AVENUE
R    CHICAGO, ILLINOIS 60604
O
X    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
Y

     The undersigned hereby appoints Gene Locks and Thomas A. Gildehaus and each of them, as the proxies and representatives of the undersigned, with full power of substitution, to vote all of the shares of common stock and warrants of UNR Industries, Inc. which the undersigned would be entitled to vote, with all powers which the undersigned would have if personally present, at the Annual Meeting of Securityholders to be held on May 4, 1995 and at any adjournment or postponement thereof, as designated on the reverse side.

     Election of Directors:

     Nominees:  C. Brennan, D. Gaskins, T. Gildehaus, G. Locks, R. McMullin,
                T. Meagher, R. Steinberg, W. Williams.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S) OR WARRANTHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

             PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE AS PROMPTLY AS POSSIBLE.

/X/ PLEASE MARK YOUR                                                    8680
    VOTES AS IN THIS
    EXAMPLE.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

      FOR all listed Nominees,        WITHHELD as to ALL
       except as listed below              Nominees

1. Election of    / /                         / / To withhold authority to vote
   Directors.                                     for any individual nominee(s),
                                                  write the name(s) of the
                                                  nominee(s) on the line below.


----------------------------------------------

                                                  FOR    AGAINST     ABSTAIN
2. Proposal to approve the UNR                    / /      / /          / /
   Industries, Inc. 1994 Nonemployee
   Director Stock Ownership Plan.

3. Proposal to ratify the appointment             / /      / /          / /
   of Arthur Andersen LLP as independent
   public accountants of UNR Industries, Inc.

4. In their discretion, the proxies and
   representatives are authorized to vote
   upon such other business as may properly come before this meeting.

NOTE: Please sign exactly as name(s) appear(s) below. If shares of common stock or warrants are held in the name of more than one person, all must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer.
If a partnership, please sign in partnership name by authorized person.


-----------------------------------------------
Signature                            Date(s)



-----------------------------------------------
Signature (if held jointly)          Date(s)